Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220949 on Form S-8 of our report dated May 12, 2017, relating to the combined statement of investments of real estate assets to be contributed to VICI Properties Inc. which report expresses an unqualified opinion appearing in this Annual Report on Form 10-K of VICI Properties Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 28, 2018